UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 17, 2019
Date of Earliest Event Reported: May 16, 2019

ENVESTNET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)
(312) 827-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.005 per share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders
At the 2019 Annual Meeting held on May 16, 2019, the Company’s shareholders voted on (1) the election of one Class I director nominated by the Board of Directors to serve until the 2021 Annual Meeting of Shareholders and the election of three Class III directors nominated by the Board of Directors to serve until the 2022 Annual Meeting of Shareholders or until each respective successor is duly elected and qualified; (2) the approval, on an advisory basis, of 2018 executive compensation; and (3) the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2019.
The table below sets forth the number of votes cast for and against for each matter voted upon by the Company’s shareholders.
PROPOSAL 1
Election of Director to serve until the 2021 Annual Meeting of Shareholders.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Valerie Mosley	39,022,029	416,242	3,669,891
Election of Directors to serve until the 2022 Annual Meeting of Shareholders.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Judson Bergman	38,504,253	934,018	3,669,891
Anil Arora	38,809,243	629,028	3,669,891
Gayle Crowell	38,571,006	867,265	3,669,891
PROPOSAL 2
The approval, on an advisory basis, of 2018 executive compensation.

SHARES
For:	38,464,580
Against:	926,193
Abstain:	47,498
Broker Non-Votes:	3,669,891
PROPOSAL 3
The ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2019.

SHARES
For:	43,039,123
Against:	13,565
Abstain:	55,474
Broker Non-Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 17, 2019

ENVESTNET, INC.

By:	/s/ Shelly O'Brien
Name:	Shelly O'Brien
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

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